AGREEMENT OF LEASE
BY AND BETWEEN:
826 NEWTOWN ASSOCIATES, L.P.
as “Landlord”
AND
BIO-IMAGING TECHNOLOGIES, INC.
as “Tenant”
PREMISES:	Portion of 826 and 828 Newtown-Yardley Road, Newtown, Pennsylvania

DATED:	As of December 1, 2008

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TABLE OF CONTENTS
(continued)

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RIDERS TO AGREEMENT OF LEASE
FLOOR PLAN RIDER
ANNUAL RENT RIDER
RULES AND REGULATIONS RIDER
EXTENSION OPTIONS RIDER

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AGREEMENT OF LEASE
     FOR AND IN CONSIDERATION of the mutual covenants herein contained, as of December 1, 2008, the parties hereto do hereby agree as follows:
     1. Incorporated Terms. The following terms are incorporated by reference into this Agreement:
(a)	NAME AND ADDRESS OF LANDLORD:

826 NEWTOWN ASSOCIATES, L.P. c/o First Evergreen 55 Lane Road, Suite 430 Fairfield, New Jersey 07004

(b)	NAME AND ADDRESS OF TENANT:

BIO-IMAGING TECHNOLOGIES, INC. 826 Newtown-Yardley Road Newtown, Pennsylvania 18940 Attention: Chief Financial Officer

(c)	DESCRIPTION OF PREMISES:

The Premises consists of the following two parts: the space (the “826 Space”), consisting of the entire first and second floor of the building known as 826 Newtown-Yardley Road, Newtown, Pennsylvania (the “826 Building”) and the space (the “828 Space”) labeled “BioImaging Technologies, Inc.” on the Floor Plan Rider attached hereto, in the building known as 828 Newtown-Yardley Road, Newtown, Pennsylvania (the “828 Building”). The 826 Space and the 828 Space are hereinafter referred to as the “Premises”. The 826 Building and the 828 Building are hereinafter referred to as the “Buildings”. The 826 Building and the 828 Building are located on the property (the “Property”) designated as Tax Lots 29-10-86, 29-10-42-1, 29-10-40-1 and 29-10-42-5, Newtown, Pennsylvania.

(d)	AREA OF PREMISES AND BUILDINGS:

826 Space: approximately 44,076 rentable square feet 828 Space: approximately 14,605 rentable square feet Buildings: 119,233 rentable square feet

(e)	TERM OF LEASE:

The Term shall be ten (10) “lease years” (as hereinafter defined in Section 3), commencing and expiring as set forth in Section 3.

(f)	PERMITTED USE:

General office use and for any amenities incidental thereto, which amenities shall be used only by Tenant’s employees and Tenant’s business invitees, such as a cafeteria and workout room, and for no other purposes.

(g)	SECURITY DEPOSIT:

None, subject to Section 33.

(h)	TENANT’S SHARE:

49.22%

(i)	BASE EXPENSE YEAR:

Calendar year 2009

(j)	BASE TAX YEAR:

Calendar year 2009

(k)	BROKER:

Williams Real Estate of New Jersey, LLC; commission to be paid by Landlord pursuant to a separate agreement.

(l)	RIDERS TO LEASE:

Floor Plan Rider Annual Rent Rider Rules and Regulations Rider Extension Options Rider
     2. Description of Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises described in Section 1(c). Nothing contained herein shall give Tenant the right to use any storage space in the Buildings except for the storage space currently leased by Landlord to Tenant pursuant to that certain Amendment to Office Space Lease between Landlord and Tenant dated September 27, 2000 (the “Storage Space Agreement”). The terms and provisions of the Storage Space Agreement shall remain in full force and effect for and during the Term of this Lease except that the rent for the storage space shall increase to $9.00 per rentable square foot of such storage space (ie., $5,850.00 per annum/$487.50 per month) for and during the sixth (6th) lease year through and including the tenth (10th) lease year hereof. The rent for the storage space shall remain $7.50 per rentable square foot of such storage space (ie., $4,875.00 per annum/$406.25 per month) for and during the first (1st) lease year through and including the fifth (5th) lease year hereof. In the event that Tenant validly exercises its option(s) to extend the Term of this Lease, the rent for such storage space for the Extension Term(s) (as defined in the Extension Options Rider attached hereto) shall be equal to the “Fair Market Rental Value” of such storage space for and during each Extension Term determined as set forth in said Extension Options Rider.
          (b) The parties acknowledge that there are multiple methods of computing rentable area and hereby agree for the purposes of this Lease that the rentable area of the Premises is the number of square feet set forth in Section 1(d), and the rentable area of the Buildings is the number of square feet set forth in Section 1(d).
          (c) Landlord shall have no obligation to do any work in and to the Premises or the Buildings to render them ready for Tenant’s occupancy. Tenant has inspected the Premises and agrees to take the Premises in “as is” condition, except as otherwise expressly provided herein.
          (d) During the Term, Tenant may perform, at Tenant’s sole cost and expense, certain work at the Premises (the “Refurbishment Work”). Such Refurbishment Work shall be performed in accordance with Section 14 of this Lease. Landlord shall contribute a sum of up to Two Hundred Ninety Three Thousand Four Hundred Five and 00/100 ($293,405.00) Dollars (or Five and 00/100 Dollars per rentable square foot of the Premises) to be applied to the cost of paint and carpet (the “Landlord’s Refurbishment Allowance”). If and to the extent that the total aggregate cost to perform the Refurbishment Work shall exceed the amount of Landlord’s Refurbishment Allowance, such excess amount shall be the sole responsibility of Tenant. Landlord shall pay Landlord’s Refurbishment Allowance to Tenant within thirty (30) days after the completion of the Refurbishment Work to Landlord’s reasonable satisfaction. Notwithstanding anything to the contrary contained herein, Landlord shall not be required to pay all or any portion of Landlord’s Refurbishment Allowance while there is a mechanic’s or other construction lien filed against the Property relating to any work being performed at the Premises by Tenant, and Landlord shall have the right to deduct from Landlord’s Refurbishment Allowance the actual costs incurred by it, including reasonable legal fees, in connection with the removal of any such mechanic’s or construction lien.
          (e) Landlord and Tenant are parties to a lease with respect to the Premises dated September, 1999, as subsequently amended by that certain Amendment to Office Space Lease dated September 27, 2000; First Modification of Office Space Lease dated January 11, 2002; the Letter Agreement dated June 5, 2002; the Second Modification of Office Space Lease dated January 11, 2003; the Third Modification of Office Space Lease dated March 11, 2004; and the Fourth Modification of Office Space Lease dated September, 2004 (collectively, the “Prior Lease”). Upon the Commencement Date of this Lease, the Prior Lease shall be automatically terminated and shall be void and of no further force or effect.
     3. Term. (a) The term of this Lease (the “Term”) shall commence as of December 1, 2008 (the “Commencement Date”), and shall expire at 6:00 p.m. on the date which shall be ten (10) lease years after the Commencement Date (the “Expiration Date”).
          (b) The first lease year shall be the period commencing on the Commencement Date and ending or the last day of the twelfth (12th) full calendar month immediately following the

Commencement Date. Each succeeding twelve (12) calendar month period thereafter shall be a lease year.
     4. Annual Rent; Additional Rent. (a) Tenant shall pay to Landlord at the address set forth in Section 1(a), or to such other person or at such other place as the Landlord may from time to time designate, without previous demand therefor and without counterclaim, deduction or set-off, the annual rent (“Annual Rent”) set forth on the Annual Rent Rider attached hereto. Annual Rent shall be payable in monthly installments as set forth on the Annual Rent Rider in advance on the first day of each month during the Term of the Lease. If the Commencement Date shall be other than the first day of a calendar month, Tenant shall pay Landlord on the Commencement Date the proportionate amount of Annual Rent for the balance of such month computed by dividing the monthly Annual Rent by thirty (30) and then multiplying the result by the number of days beginning with and including the Commencement Date and ending with and including the last day of the month in which the Commencement Date occurs.
          (b) All sums other than Annual Rent payable by Tenant under this Lease shall be deemed to be “Additional Rent” regardless of to whom such sums may be payable. Except as otherwise provided herein, Additional Rent shall be payable without counterclaim, deduction or set-off. In the event of Tenant’s failure to make timely payment of any item of Additional Rent after any applicable notice and cure period provided for herein, Landlord shall have available to it all rights and remedies provided by this Lease and by law as for non-payment of Annual Rent. The term “rent” in the Lease means Annual Rent and Additional Rent.
     5. Operating Expenses. (a) Commencing on January 1, 2010 (the “Expense Rent Commencement Date”), Tenant shall pay as Additional Rent Tenant’s Share referred to in Section 1(h) of the Lease of the “expenses” (as hereinafter defined) of the Property for any calendar year which occurs wholly or partially during the Term of this Lease in excess of the expenses of the Property for the calendar year referred to in Section 1(i) of this Lease (the “Base Expense Year”) (such Additional Rent is hereinafter called the “Expense Rent”). Tenant’s Share reflects the ratio of the rentable area of the Premises to the rentable area of the Buildings and may be modified from time to time in the event of a change in the total rentable floor area of the Premises or the total rentable floor area of the Buildings; provided, however that the total rentable floor area of the Premises shall not be increased unless requested or agreed to by Tenant, and the rentable floor area of the Buildings shall not be decreased except in connection with a casualty or condemnation as set forth in Sections 21 and 22 hereinbelow. The term “expenses” shall mean any and all costs incurred by Landlord in connection with the ownership, operation, maintenance, care and repair of the Property, including, but not limited to, gardening and landscaping; snow removal; repairing, resurfacing or repaving the parking areas, roads or driveways on the Property; maintaining, repairing and replacing the roof and structural portions of the Property; maintaining, repairing and replacing the heating, ventilating and air conditioning system and other mechanical systems serving the Buildings; reasonable premiums for fire and other casualty insurance, rent insurance, liability insurance, workers compensation insurance and other insurance with respect to the Property; wages, medical insurance, pension payments and other fringe benefits of all employees servicing the Property consistent with practices in the locale of the Property; payroll taxes; labor and materials for repairs and replacements for the Buildings and its components and other improvements on the Property; trash removal; all common area cleaning; service contracts; electricity, gas, water, sewer and other utility charges and rents other than those directly metered or submetered to the Premises; licenses and permits required for the ownership and operation of the Property; sales and use taxes payable in connection with tangible personal property and services purchased for the management, operation, maintenance, care and repair of the Property; fuel oil other than fuel oil directly metered or submetered to the Premises; painting; security; professional fees; administrative expenses; management fees (not to exceed 4% of the gross rent of the Property); and alterations and improvements made by reason of governmental requirements enacted after the date hereof.
     Anything in this Lease to the contrary notwithstanding, the term “expenses” shall not include any expenditure for any repair, replacement or improvement which is properly capitalized for federal income tax purposes, unless (i) said expenditure is made for the purpose of reducing energy or labor costs within the Building(s) or at the Property and in such instance only to the extent of the savings realized by the installation and operation of the improvement (the “Reduction In Costs CapEx”), or (ii) said expenditure is required under any governmental or quasi-governmental law, statute, ordinance, rule, order, requirement or regulation first enacted after the Commencement Date hereof (including an amendment to current law first enacted after the Commencement Date) (the “Compliance With Law CapEx”). Such capitalized expenses shall be amortized on a straight-line basis over the applicable recovery period as reasonably determined by Landlord for federal income tax purposes (using an interest rate of two percent (2%) above the prime rate as published from time to time in The Wall Street Journal), and Tenant shall reimburse Landlord only for the portion of such capitalized expenses which falls within the Term hereof. The foregoing notwithstanding, Tenant shall also pay Tenant’s Share, up to but not more than $10,000 per annum in the aggregate, of the annual amortization of other bona fide capital expense items expended by Landlord in the maintenance and upkeep of the Building(s) and/or the Property in accordance with prudent management practices (“Additional Permitted CapEx”), based upon the amortization of such capital expense items on a straight-line basis over the applicable recovery period as reasonably determined by Landlord for federal income tax purposes (using an interest rate of two percent (2%) above the prime rate as published from time to time in The Wall Street Journal), but Additional Permitted CapEx shall specifically exclude, any and all expenses relating to (i) the complete replacement of the roof of either Building, (ii) the complete or substantial replacement of the electrical system in either Building, (iii) the complete or substantial replacement of the plumbing system in either Building, (iv) the complete or substantial replacement of the parking areas, and/or (v) replacements of or improvements to the “Structural Elements” of either Building, all of which excluded expenses shall be the responsibility of Landlord. The term “Structural Elements” is defined to mean all footings, foundations, columns and building framing, exterior envelope systems and supports, roof support systems and decking, shear walls, balconies, floor joists/beams and supports, floor slabs, and load bearing walls and supports.
     Notwithstanding anything to the contrary contained herein, in the event that the Buildings are less than ninety five (95%) percent occupied during the Base Expense Year and/or any calendar year of the Term, the expenses of the Property for the Base Expense Year and/or such calendar year, as the case may be, shall be appropriately adjusted so that the expenses of the Property shall reflect such costs as would have been incurred if the Buildings were ninety five (95%) percent occupied during said year.
          (b) Notwithstanding any provision contained in this Lease to the contrary, the term “expenses” shall not include interest, points, fees or principal payments on mortgage debt or ground rents incurred by Landlord as owner of the Property; capital expenses or improvements (except to the extent expressly permitted under Section 5(a), above), leasing commissions; accountants, consultants or attorneys fees, costs and disbursements and other expenses incurred in connection with leasing space (including any leasing office and concessions to such new tenants), lease negotiations or disputes with tenants, prospective tenants or third parties or associated with the enforcement of any leases or the defense of Landlord’s title to the Buildings or the Property; costs of construction of the Buildings and related facilities; costs of any items or services sold or provided to tenants (including Tenant) for which Landlord is to be reimbursed by such tenants (whether or not actually reimbursed) or which are not generally provided to all tenants of the Buildings; fees and higher interest charges caused by Landlord’s refinancing the Property; costs incurred due to a violation by Landlord or any tenant of the terms and conditions of any lease; overhead and profit increment paid to subsidiaries or affiliates of Landlord, or to any party as a result of a non competitive selection process, for management or other services on or to the Buildings or for supplies or other materials, to the extent that the costs of such services, supplies or materials exceed the costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis; all items and services for which Tenant reimburses Landlord or pays third persons, or which Landlord provides selectively to one or more tenants or occupants of the Buildings (other than Tenant) without reimbursement (it being agreed that until Landlord and Tenant otherwise agree, Tenant shall provide janitorial services to the entire 826 Building and the remainder of the Premises at Tenant’s cost and expense and the cost of providing janitorial services to other tenants in the Buildings shall be excluded from Tenant’s Share of “expenses”); commissions, advertising, space planning, art and promotional expenditures; charitable and political contributions; financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured; depreciation of the Buildings; completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work; salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance of repair of the Property; general organizational, administrative and overhead costs relating to creating or maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses and all general corporate overhead and general administrative expenses not related to the operation of Buildings or the Property; costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Property or any law, order or regulation of governmental authority; costs incurred in the sale of the Buildings or Property; net income taxes of Landlord or the owner of any interest in the Property, real estate (except as provided in Section 6 below), ad valorem, franchise, transfer, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Property or any portion thereof or interest therein; any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Property under leases for space in the Property; salaries and benefits and other compensation to executives, officers or partners of Landlord above the grade of building manager or to any other person above the grade of building manager; Landlord’s costs of electricity and other services sold or provided to tenants in the Building (including Tenant) for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rent or expenses payable under the lease with such tenant; costs incurred in connection with environmental clean-up, response action or remediation on, in or under or about the Buildings or Property, except to the extent caused or contributed to by Tenant in which case Tenant shall be solely responsible for its share of the cost thereof; any increase in insurance premiums to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant; the cost of consummating any ground lease; the cost of installing, operating and maintaining any commercial concessions operated by Landlord in the Buildings or of installing, operating and maintaining any specialty services such as a Building cafeteria or dining facility, or an athletic, luncheon or recreational club, or any theater or garage; the cost of providing any bookkeeping and accounting services customarily provided by a managing agent and the cost of which is included in management fees, except as otherwise provided in this Lease; expenses allocable directly and solely to the retail space in the Buildings, if any; the cost of Tenant’s Share of any deductible amount under Landlord’s insurance policies to the extent that Tenant’s Share exceeds deductibles which are customary for similar properties in the area of the Property; cost of any separate electrical meter Landlord may provide to any of the other tenants in the Buildings or Property; the cost of repairs or other work to the extent Landlord is actually reimbursed by insurance or condemnation proceeds; reserves for bad debts and rent loss reserves and reserves for future repairs and replacements; repair costs resulting from the negligence or willful misconduct of Landlord.
          (c) Commencing on the Expense Rent Commencement Date, Tenant shall pay its Expense Rent in monthly installments on the first day of each month on an estimated basis as determined by Landlord (which estimate shall not exceed the amount of the actual expenses for the prior year by ten (10%) percent). Landlord may adjust such estimate at any time and from time to time based upon Landlord’s experience and anticipation of costs. After the end of each calendar year during the Term, Landlord shall deliver to Tenant a statement (the “End of Year Expense Rent Statement”) setting forth the actual expenses of the Property for such calendar year, the amount paid by Tenant as Expense Rent on account thereof, Tenant’s Share of such expenses, and the amount due to or from Tenant. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord’s request therefor. Any amount paid by Tenant which exceeds the amount due shall be credited to the next succeeding payments due as Expense Rent hereunder, unless the Term has then expired in which event such excess amount shall be refunded to Tenant. If the Expense Rent Commencement Date is other than the first day of a calendar year, or the Expiration Date is prior to the last day of a calendar year, the Expense Rent shall be apportioned so that Tenant shall pay only such portion of the expenses of the Property attributable to the period of such calendar year occurring after the Expense Rent Commencement Date or prior to the Expiration Date, as the case may be.
          (d) Notwithstanding anything to the contrary contained herein, in the event that any tenant of the Buildings or the Property is separately billed for any item of expenses for which Tenant is responsible hereunder, the amount billed to such tenant shall not be included in the term expenses and the rentable floor area of such tenant’s leased premises shall be excluded for the purposes of determining Tenant’s Share of that specific expense.
          (e) Tenant shall have the right, at its cost and expense, to audit the Expense Rent for the immediately preceding calendar year only provided that (i) Tenant shall notify Landlord of its election to audit the Expense Rent within ninety (90) days following Tenant’s receipt of the End of Year Expense Rent Statement, (ii) such audit shall be conducted at the office where Landlord maintains its records and only after Tenant gives Landlord at least thirty (30) days’ prior written notice,(iii) Tenant shall deliver to Landlord a copy of the results of such audit within one hundred twenty (120) days following Tenant’s receipt of the End of Year Expense Rent Statement; (iv) no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises; (v) Tenant shall keep the results of such audit strictly confidential and shall not disclose the same to any other party except on an as needed basis in the event of a dispute regarding the Expense Rent; (vi) no subtenant shall have any right to conduct an audit; (vii) no audit shall be conducted at any time that Tenant is in default of any of the terms of this Lease beyond the expiration of any applicable notice and grace period provided for herein; and (viii) such audit shall only be conducted by a certified public accountant not compensated on a contingent fee basis. Tenant may not remove any of Landlord’s expense records or other documents from the office where Landlord maintains the same. In the event that Tenant’s audit alleges that an error was made by Landlord, Landlord shall have ninety (90) days following receipt of the results of such audit to obtain an audit from an accountant of Landlord’s choice, at Landlord’s cost and expense, or Landlord shall be deemed to have accepted the results of Tenant’s audit. In the event that Landlord’s and Tenant’s accountants shall be unable to reconcile the results, both accountants shall mutually agree upon a third accountant whose determination shall be conclusive. The cost of any such third accountant shall be shared equally between Landlord and Tenant. If it is determined that Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination. If it is determined that Tenant has paid any amount in excess of the amount due, such excess amount shall be refunded to Tenant within thirty (30) days after the date of such determination. If it is determined that the expenses used to calculate the Expense Rent in any year during the Term hereof exceeded the actual expenses properly chargeable to Tenant in accordance with this Lease for said year by more than ten (10%) percent, then Landlord shall promptly reimburse Tenant for the actual, documented cost of the audit.
          (f) To the extent that any cost or expense is appropriately included in expenses pursuant hereto, it shall only be included in expenses once, notwithstanding that such cost or expense may fall under more than one category or be referenced in more than one Section of this Lease.
     6. Real Estate Taxes. (a) Commencing on January 1, 2010 (the “Tax Rent Commencement Date”), Tenant shall pay as Additional Rent Tenant’s Share referred to in Section 1(h) of the Lease of all real estate taxes assessed against the Property for any tax fiscal year which occurs wholly or partially during the Term of this Lease in excess of the real estate taxes assessed against the Property for the tax fiscal year referred to in Section 1(j) (the “Base Tax Year”) (such Additional Rent is hereinafter called the “Tax Rent”). The term “real estate taxes” shall mean (i) any tax or assessment levied, assessed or imposed at any time by any governmental authority on or against the Property or any part thereof; (ii) any assessment for public betterments or improvements levied, assessed or imposed upon or against the Property; (iii) any reasonable legal fees and other costs incurred by Landlord in connection with evaluating and/or contesting the assessed valuation of the Property for real estate tax purposes; and (iv) any tax levied, assessed or imposed at any time upon or against the receipt of income or rents or any other tax upon Landlord as a substitute or supplement in whole or in part for a real estate tax or assessment. The term “real estate taxes” shall not include income taxes, estate taxes, inheritance taxes, franchise taxes, transfer taxes, capital stock taxes or any fines or penalties for the late payment of real estate taxes.

          (b) Commencing on the Tax Rent Commencement Date, Tenant shall pay its Tax Rent in monthly installments on the first day of each month on an estimated basis as determined by Landlord (which estimate shall not exceed the actual amount of real estate taxes for the prior year by ten (10%) percent.) Landlord may adjust such estimate at any time and from time to time based upon Landlord’s anticipation of the real estate taxes which may be assessed against the Property. At any time after the real estate taxes for any tax fiscal year shall be fixed by the appropriate governmental authorities, Landlord shall deliver to Tenant a statement (the “End of Year Tax Rent Statement”) setting forth the actual real estate taxes assessed against the Property for such tax fiscal year, the amount paid by Tenant as Tax Rent on account thereof, Tenant’s Share of such real estate taxes, and the amount due to or from Tenant. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord’s request therefor. Any amount paid by Tenant which exceeds the actual amount due shall be credited to the next succeeding payments due as Tax Rent hereunder, unless the Term has then expired in which event such excess amount shall be refunded to Tenant. Real estate taxes for any tax fiscal year beginning before the Tax Rent Commencement Date or terminating after the Expiration Date shall be apportioned so that Tenant shall pay only such portion of the increase in real estate taxes as shall be attributable to the period of such tax fiscal year occurring after the Tax Rent Commencement Date or prior to the Expiration Date, as the case may be.
          (c) Upon receipt of Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, Tenant may contest or appeal, at Tenant’s sole cost and expense, the amount or validity, in whole or in part, of any real estate taxes assessed against the Buildings or the Property, by appropriate proceedings diligently conducted by Tenant in good faith. Tenant shall provide to Landlord for its reasonable review and approval prior to filing any applications, affidavits and like supporting documentation required in connection with such effort. Landlord shall reasonably cooperate with Tenant subject to and in accordance with the conditions set forth in this paragraph. Tenant may take any such contest in its own name or, if it cannot contest in its own name, in the name of the Landlord. Tenant shall be responsible for any increase in any real estate taxes that is levied against the Property to the extent said increase is due to Tenant’s contest or appeal.
          (d) Tenant shall have the right, at its cost and expense, to audit the Tax Rent for the immediately preceding calendar year only provided that (i) Tenant shall notify Landlord of its election to audit the Tax Rent within ninety (90) days following Tenant’s receipt of the End of Year Tax Rent Statement, (ii) such audit shall be conducted at the office where Landlord maintains its records and only after Tenant gives Landlord at least thirty (30) days’ prior written notice,(iii) Tenant shall deliver to Landlord a copy of the results of such audit within one hundred twenty (120) days following Tenant’s receipt of the End of Year Tax Rent Statement; (iv) no assignee shall conduct an audit for any period during which such assignee was not in possession of the Premises; (v) Tenant shall keep the results of such audit strictly confidential and shall not disclose the same to any other party except on an as needed basis in the event of a dispute regarding the Tax Rent; (vi) no subtenant shall have any right to conduct an audit; (vii) no audit shall be conducted at any time that Tenant is in default of any of the terms of this Lease beyond the expiration of any applicable notice and grace period provided for herein; and (viii) such audit shall only be conducted by a certified public accountant not compensated on a contingent fee basis. Tenant may not remove any of Landlord’s expense records or other documents from the office where Landlord maintains the same. In the event that Tenant’s audit alleges that an error was made by Landlord, Landlord shall have ninety (90) days following receipt of the results of such audit to obtain an audit from an account of Landlord’s choice, at Landlord’s cost and expense, or Landlord shall be deemed to have accepted the results of Tenant’s audit. In the event that Landlord’s and Tenant’s accountants shall be unable to reconcile the results, both accountants shall mutually agree upon a third accountant whose determination shall be conclusive. The cost of any such third accountant shall be shared equally between Landlord and Tenant. If it is determined that Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within thirty (30) days after the date of such determination. If it is determined that Tenant has paid any amount in excess of the amount due, such excess amount shall be refunded to Tenant within thirty (30) days after the date of such determination. If it is determined that the real estate taxes used to calculate the Tax Rent in any year during the Term hereof exceeded the actual real estate taxes properly chargeable to Tenant in accordance with this Lease for said year by more than ten (10%) percent, then Landlord shall promptly reimburse Tenant for the actual, documented cost of the audit.
     7. Insurance. (a) Tenant shall provide, at its own expense, and keep in force during the Term:
               (1) General Liability Insurance, including contractual liability coverage, insuring against and saving harmless Landlord, any mortgagee now or hereafter encumbering the Property (“Landlord’s Mortgagee”) and Tenant against any liability which arises from any occurrence on or about the Premises, or which arises from any liability, claims or costs indicated in Section 16 against which Tenant is required to indemnify Landlord. The coverage limits of said general liability insurance policy shall be at least $3,000,000.00 in combined single limit with respect to personal injury, death or property damage arising out of any one occurrence. Such coverage may be combined as primary general liability and excess (umbrella) liability. Such amount shall be subject to periodic increase as reasonably required by Landlord.
               (2) Fire and casualty insurance with broad form extended coverage, including, but not limited to, coverage for vandalism and malicious mischief, in the amount of the full replacement cost, from time to time, of Tenant’s trade fixtures, equipment, inventory and other contents of the Premises.
               (3) Business interruption insurance in an amount at least sufficient to pay Tenant’s obligations as to payment of Annual Rent and Additional Rent under this Lease.
               (4) Workers’ Compensation insurance in accordance with the laws of the state in which the Premises are located.
               (5) Such other insurance as Landlord may from time to time reasonably require which is consistent with insurance carried by other similar properties in the area of the Property.
          (b) All such policies shall be issued by insurance companies of recognized responsibility, satisfactory to Landlord and duly licensed and authorized to transact business in the state in which the Premises are located. Tenant agrees to deliver to Landlord, prior to the commencement of the Term, and thereafter not later than thirty (30) days after request by Landlord, a copy of each such insurance policy or, if requested by Landlord, a certificate of insurance as to any such policy of insurance, together with proof of the payment of the initial or renewal premiums therefor. Such insurance shall be non-cancelable without thirty (30) days’ prior written notice to Landlord and Landlord’s Mortgagee and any loss shall be payable notwithstanding any act or negligence of Tenant or Landlord or any agent or employee thereof.
          (c) Landlord and Tenant each hereby releases the other from any and all liability in the event of damage to or destruction of the Premises or the contents thereof whether or not caused by the negligence or other act, omission to act or fault of Tenant or Landlord or their respective agents, servants or employees to the extent that such liability is covered by any insurance required to be carried by either party hereunder or any other insurance actually carried by either party. It is the intent of Landlord and Tenant that the releasing party shall look to its own insurance policies for compensation in the event of any damage to or destruction of the Premises or the contents thereof. In the event that the insurance required to be maintained or actually maintained by the releasing party does not cover such damage or destruction, and if the other party’s insurance does cover such damage or destruction, the releasing party shall be entitled to seek compensation from the other party’s insurance policy for such damage or destruction. All insurance policies carried by Landlord and Tenant covering the Premises, or the contents thereof, or in any manner relating thereto, shall expressly provide that the foregoing release shall not affect or reduce the coverage or the insurer’s obligations thereunder and shall also expressly waive any right of subrogation on the part of the insurer against the other party.
          (d) Tenant shall comply with the requirements of any insurance policy carried by Landlord or Tenant covering the Property or the Premises, all requirements of the issuer of any such policy, and the applicable regulations and requirements of the National Board of Fire Underwriters, any applicable local board of fire underwriters, and any other body exercising a similar function. If the premiums for any insurance policy maintained by Landlord applicable to the Property exceed the rate that would have been applicable for the permitted use of Tenant as a result of the failure by Tenant to comply with such requirements, or as a result of or in connection with the use to which the Premises are put by Tenant, Tenant shall reimburse Landlord for such excess within thirty (30) days after Landlord’s request therefor.
     8. Utilities and Services. (a) Subject to the provisions of Section 8(b) below, Landlord shall furnish the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general offices only during “Work Hours”. “Work Hours” shall mean the period from 8:00 a.m. to 6:00 p.m. on Monday through Friday, excluding “Building Holidays”. Building Holidays are defined as New Year’s Day, Martin Luther King Day, President’s Day, Memorial Day, the Monday preceding or Friday following Independence Day if Independence Day falls on a Tuesday or Thursday respectively, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving and the day following, Christmas Eve day, Christmas, and New Year’s Eve day. Tenant may have access to and use the Premises other than during Work Hours, 24 hours per day, 7 days per week, provided Tenant complies with Landlord’s reasonable security procedures with respect to such access and use.
          (b) Tenant agrees to pay as Additional Rent all charges for electricity, light, heat or other utility used by Tenant at the Premises in accordance with separate submeters which are currently installed at the Premises. Tenant shall pay Landlord for the consumption of such utilities based upon its submetered usage within ten (10) days after receipt of an invoice therefor, at the

General Services (GS) electric rate of the utility company providing the electricity to the Premises, with no profit to Landlord. Any non-payment or late payment of such utility bills shall be deemed a default under the terms of this Lease. All charges for the repair of any submeters servicing the Premises shall be payable by Tenant as Additional Rent and shall be paid when the same shall become due. A separate electric meter or meters directly with the utility company may be installed by Landlord, at Tenant’s cost and expense, only if installing such separate direct meter or meters to measure Tenant’s electric consumption in the Premises is possible. If such direct meters are installed, Tenant shall arrange with the public utility companies servicing the Property for the provision of electricity and shall pay all charges therefor directly to the utility company. Thereafter, Landlord shall have no obligation to furnish electricity to the Premises served by such electric meter(s).
          (c) Within the Common Areas (as hereinafter defined in Section 10), Landlord shall furnish reasonably: (i) adequate electricity, (ii) hot and cold water, (iii) lavatory supplies, (iv) automatically operated elevator service, (v) normal and customary cleaning services (on a five-day a week basis) after business hours (for the 828 Building only), (vi) heat and air conditioning in season, (vii) landscaping, (viii) parking lot maintenance, (ix) common area maintenance and (x) snow and ice removal. Tenant shall be responsible for Tenant’s Share of the cost of such services in accordance with Section 5 hereof. Tenant shall provide, at Tenant’s cost and expense, daily janitorial service to the 826 Building and the remainder of the Premises.
          (d) Landlord shall not be liable for any damages to Tenant resulting from the quality, quantity, failure, unavailability or disruption of any services beyond the reasonable control of Landlord and except as hereinafter provided, the same shall not constitute a termination of this Lease or an actual or constructive eviction or entitle Tenant to an abatement of rent. Landlord shall not be responsible for providing any services not specifically provided for in this Lease. Landlord reserves the right to suspend any of the services agreed to be supplied by Landlord hereunder when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Landlord for as long as shall be required by reason thereof, and Landlord shall not be liable to Tenant and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, provided that Landlord shall use commercially reasonable efforts to minimize the length of such suspension and provided that Landlord will use commercially reasonably efforts to minimize any disruption of or interference with Tenant’s possession. Notwithstanding anything herein to the contrary, if by reason of the failure or interruption in any building service or utility within Landlord’s reasonable control, the Premises are rendered untenantable in whole or in part for a period of seven (7) consecutive days or longer, and the failure or interruption shall not be the result of Tenant’s fault or neglect, then Tenant may terminate this Lease upon ten (10) days’ prior written notice to Landlord, which notice may be sent at any time subsequent to the aforesaid seven (7) consecutive day period and prior to the restoration of the interrupted services.
     9. Permitted Uses. Tenant may use the Premises only for the uses set forth in Section 1(f) above. Notwithstanding the foregoing, Tenant shall not use or permit the Premises to be used for any unlawful purpose or in violation of any certificate of occupancy covering the Property or which may constitute a public or private nuisance or make voidable any insurance in force relating to the Property or which may interfere with the use and occupancy of the Buildings by other tenants; provided, however, Tenant may continue the use subject to contesting any alleged violation or charge, provided that such contest and/or continued use shall not result in any liens, fines or penalties against the Property. Tenant shall indemnify and hold harmless Landlord and Landlord’s managing agent from and against all liability, claims or costs, including reasonable legal fees, arising from Tenant’s contest of such use.
     10. Common Areas; Parking. (a) Tenant shall have the non-exclusive right, in common with others, to use any common entrances, lobbies, drives, elevators, stairs, and similar access and serviceways in and adjacent to the Buildings (hereinbefore and hereinafter sometimes referred to as “Common Areas”), subject to such reasonable rules and regulations as the Landlord may adopt.
          (b) Tenant and its employees and invitees shall have the right, in common with Landlord and other tenants of the Property and their employees and invitees, to use the parking areas provided by Landlord on the Property for the parking of passenger automobiles. Without limiting the foregoing, Landlord represents to Tenant that there currently is sufficient parking at the Property to provide Tenant with a minimum of four (4) parking spaces at the Property per 1,000 square feet of rentable area contained within the Premises (the “Parking Ratio”). Landlord agrees that Landlord will not reduce the Parking Ratio unless within ten (10) days of such reduction, substitute parking is made available to Tenant on the Property. Tenant agrees that use of the parking areas by Tenant, its employees, customers or invitees shall not exceed the Parking Ratio. Tenant’s parking shall be limited to vehicles no larger than standard sized automobiles or light pickup vehicles. Landlord and Tenant shall mutually agree on the location of fifteen (15) parking spaces which shall serve as reserved spaces for use by Tenant and Tenant’s visitors and which shall be counted in the Parking Ratio. The use of such reserved parking spaces is personal to the Tenant named herein and shall not be available to any assignee or subtenant of Landlord (other than an assignee or subtenant pursuant to a “Permitted Assignment or Sublease” (as hereinafter defined in Section 18(a) hereinbelow)), but Tenant’s Parking Ratio shall in no event be reduced, and in the event of any assignment or sublease hereof (other than a Permitted Assignment or Sublease) which results in a loss of reserved parking spaces, the number of unreserved parking spaces shall be increased accordingly so that Tenant’s Parking Ratio shall not be diminished. Tenant shall not cause large trucks or other large vehicles to be parked within the parking areas, except that temporary parking of larger delivery vehicles may be permitted in the area designated therefor by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, access roads, loading areas or other locations not specifically designated for parking. Landlord shall have the right to assign parking spaces for the exclusive use of other tenants of the Property and/or Landlord and their employees and invitees, and Tenant and its employees and invitees shall not park their vehicles in parking spaces allocated to others by Landlord. Landlord shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking areas. Landlord shall not be responsible for any damage to or theft of any vehicles in the parking areas. Landlord may issue parking permits, install a gate system or impose any other system as Landlord deems necessary for the use of the parking areas; provided, however, that upon notice from Tenant regarding suspected unauthorized use of the parking areas, Landlord shall use reasonable efforts to cause unauthorized vehicles to be removed. Landlord reserves the right from time to time to make any alterations or repairs that it deems necessary to the parking areas, roads or driveways, and to temporarily revoke or temporarily modify the parking rights granted to Tenant for such repairs or maintenance for as short a time period as reasonably practicable, without any abatement or reduction of rent by reason thereof; provided, however, that Landlord shall give

Tenant as much advance notice as is reasonably practical under the circumstances (in no event less than seven (7) days, except in the instance of a bona fide emergency) in anticipation of repairs or improvements to the parking areas, and all such projects (if any) shall be undertaken in a manner designed to be as least disruptive to Tenant as is reasonably practical under the circumstances. Landlord may require Tenant to furnish it with the automobile license numbers assigned to vehicles of Tenant and its employees and invitees and to notify Landlord of any changes thereof. Landlord may limit parking in the front yard of the Property to visitors.
     11. No Representations. Tenant acknowledges that Landlord has not made any representation with respect to any matter or thing affecting or related to the Premises, other than expressly provided herein.
     12. Compliance with Law. (a) As of the Commencement Date, Landlord represents to the best of its knowledge that the Property is in compliance with all laws, orders and regulations of any governmental authority and that Landlord has obtained all required certificates of occupancy applicable to the Premises. If the Property is not in compliance with such laws, orders and regulations as of the Commencement Date, Landlord, at its sole cost and expense, shall be responsible for bringing the Property into compliance with all such laws, orders and regulations unless Tenant is obligated to comply with all such laws, orders and regulations under the terms of the Prior Lease, or unless Tenant has caused the Property not to be in compliance with such laws, orders and regulations.
          (b) From and after the Commencement Date, Tenant shall take all necessary action to conform to and comply with all laws, orders and regulations of any governmental authority or Landlord’s or Tenant’s insurers, or any Landlord’s Mortgagee, now or hereafter applicable to the Premises or Tenant’s use or occupancy, including the Americans with Disability Act of 1990 (as amended) and the Federal Occupational Safety and Health Act of 1970 (as amended), except that Tenant shall not be required to perform any structural repairs or alterations to the Premises unless such structural repairs or alterations are required (i) as a result of Tenant’s particular manner of use of the Premises (as distinguished from office uses generally), or (ii) as a result of Alterations (as hereinafter defined) performed by Tenant to the Premises. Tenant shall obtain all permits and certificates of occupancy necessary for Tenant’s occupancy or use of the Premises. Landlord represents that the present certificate of occupancy applicable to the Premises permits general office use.
          (c) Tenant shall not cause or permit the release, discharge, or disposal nor the presence, use, transportation, generation, or storage of any Hazardous Materials (as hereinafter defined) in, on, under, about, to, or from the Premises by either Tenant, Tenant’s employees, agents, contractors, or invitees (for this Section 12 only, all of the foregoing shall be collectively referred to as “Tenant”) other than the use of such materials in de minimus quantities reasonably necessitated by the Tenant’s regular business activities.
          (d) Tenant further agrees and covenants to Landlord, its agents, employees, affiliates and shareholders (for this Section 12 only, all of the foregoing shall be collectively referred to as “Landlord”) the following:

               (1) To comply with all Environmental Laws (as hereinafter defined) in effect, or which may come into effect, applicable to the Tenant or Tenant’s use and occupancy of the Premises;
               (2) To immediately notify Landlord, in writing, of any existing, pending or threatened (a) investigation, inquiry, claim or action by any governmental authority in connection with any Environmental Laws; (b) third party claims; (c) regulatory actions; and/or (d) contamination of the Premises;
               (3) Tenant shall, at Tenant’s expense, investigate, monitor, remediate, and/or clean up any Hazardous Materials or other environmental condition on, about, or under the Premises arising from the acts or omissions of Tenant in connection with Tenant’s use or occupancy or its operation of the Premises.
               (4) To keep the Premises free of any lien imposed pursuant to any Environmental Laws; and
               (5) To indemnify, defend, and save Landlord harmless from and against any and all claims (including personal injury, real, or personal property damage), actions, judgments, damages, penalties, fines, costs, liabilities, interest, or attorney’s fees that arise, directly or indirectly, from Tenant’s violation of any Environmental Laws or the presence of any Hazardous Materials on, under or about the Premises arising from the acts or omissions of Tenant in connection with Tenant’s use or occupancy or its operation of the Premises.
          (e) Tenant’s obligations, responsibilities, and liabilities under this Section 12 shall survive the expiration of this Lease.
          (f) Landlord shall indemnify, defend, and save Tenant harmless from and against any and all claims (including personal injury, real, or personal property damage), actions, judgments, damages, penalties, fines, costs, liabilities, interest, or attorney’s fees that arise, directly or indirectly from the violation by Landlord or a third party (other than Tenant’s agents, employees contractors, licensees or invitees) of any Environmental Laws or the presence of any Hazardous Materials on, under or about the Premises arising from the acts or omissions of Landlord or a third party (other than Tenant’s agents, employees contractors, licensees or invitees).
          (g) For purposes of this Section 12 the following definitions apply: “Hazardous Materials” shall mean (1) any “hazardous waste” and/or “hazardous substance” defined pursuant to any Environmental Laws; (2) asbestos or any substance containing asbestos; (3) polychlorinated biphenyls; (4) lead; (5) radon; (6) pesticides; (7) petroleum or any other substance containing hydrocarbons; (8) any substance which, when on the Premises, is prohibited by any Environmental Laws; and (9) any other substance, material, or waste which (i) by any Environmental Laws requires special handling or notification of any governmental authority in its collection, storage, treatment, or disposal or (ii) is defined or classified as hazardous, dangerous or toxic pursuant to any legal requirement.
     “Environmental Laws” shall mean: any and all federal, state and local laws, statutes, codes, ordinances, regulations, rules or other requirements, relating to human health or safety or to the environment, including, but not limited to, those applicable to the storage, treatment, disposal, handling and release of any Hazardous Materials, all as amended or modified from time to time.
     13. Care and Repair of Premises; No Waste. (a) Tenant shall, throughout the Term and at Tenant’s sole cost and expense, make all interior repairs to the Premises which Landlord is not obligated to make pursuant to the provisions of this Lease and shall keep and maintain the Premises in a neat and orderly condition; and, upon expiration of the Term, subject to Section 14(b) hereinbelow, Tenant shall leave the Premises in the same condition that exists on the Commencement Date, ordinary wear and tear, damage by fire or other casualty alone excepted, and for that purpose and except as stated, Tenant will make all necessary repairs and replacements. Tenant shall not permit any waste, damage or injury to the Premises. Tenant shall not use or permit the use of any portion of the Common Areas for other than their intended use as reasonably specified by the Landlord from time to time.
          (b) Landlord shall, throughout the Term, make all necessary repairs to the structural elements of the Premises and other improvements located on the Property; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair. Landlord shall keep and maintain all Common Areas of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt and rubbish and shall keep and maintain all landscaped areas within the Property in a neat and orderly condition. Landlord’s expenses pursuant to this Section 13(b) shall be subject to reimbursement by Tenant under Section 5 hereof, subject, however to the limitations thereof.
          (c) Notwithstanding the foregoing, repairs and replacements to the Premises and the Property arising out of or caused by Tenant’s use, manner of use or occupancy of the Premises, by Tenant’s installation of alterations, additions, improvements, trade fixtures or equipment in or upon the Premises or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant shall be made at Tenant’s sole cost and expense and Tenant shall pay Landlord the cost of any such repair or replacement, as Additional Rent, within thirty (30) days of Landlord’s demand.
     14. Alterations, Additions and Improvements. (a) Tenant shall not make any alterations, additions or improvements to the Premises (“Alterations”) without Landlord’s prior written consent. Landlord shall not unreasonably withhold, delay or condition its consent to non-structural Alterations, provided that Tenant may make any non-structural Alterations which do not exceed $50,000 in cost without Landlord’s consent. Prior to making any Alterations, Tenant shall submit to Landlord detailed plans and specifications for Alterations and reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review thereof, and Tenant shall also provide to Landlord for its approval the identity of the contractor Tenant proposes to employ to construct the Alterations. All Alterations shall be accomplished in accordance with the following conditions:
               (1) Tenant shall procure all governmental permits and authorizations for the Alterations, and obtain and provide to Landlord an official certificate of occupancy upon completion of the Alterations, if appropriate.

               (2) Tenant shall arrange for extension of the liability insurance provided for in Section 7 to apply to the construction of the Alterations.
               (3) The employment of any employee, contractor or laborer in or about the Premises in connection with the Alterations, or Tenant’s moving of furniture and equipment in or out of the Premises or otherwise, shall not materially interfere or cause any conflict with any employee, contractor or laborer of Landlord or union representing any of them engaged in the construction, operation, maintenance or repair of the Property. In the event of such interference, upon demand of Landlord, Tenant will cause such employee, contractor or laborer to leave the Property immediately.
               (4) The work with respect to the Alterations shall be done in a neat, clean and quiet manner, and shall not unreasonably interfere with the use and occupancy of the Buildings by other tenants.
               (5) Tenant shall construct the Alterations in a good and workmanlike manner utilizing materials of first quality and in compliance with all laws and governmental regulations.
               (6) Upon completion of the Alterations, Tenant shall provide Landlord with a final construction lien waiver from any and all of Tenant’s contractors, subcontractors or sub-subcontractors, suppliers of materials and all other persons or entities acting for, through or under any of the foregoing. Such final construction lien waivers shall be accompanied by a copy of the canceled check for final payment.
               (7) Within twenty (20) days after completion of the Alterations, Tenant shall provide Landlord with “as built” plans of the Alterations.
          (b) All Alterations shall be the property of Landlord and shall remain on and be surrendered with the Premises upon termination of the Lease, unless Landlord shall notify Tenant at the time Landlord approves the applicable Alterations, or if no approval is required, at the time Tenant notifies Landlord of the applicable Alterations, that it desires that such Alterations be removed at the expiration of the Lease, in which event Tenant agrees to remove such Alterations on or prior to the Expiration Date, restore the Premises to its existing condition prior to construction of the Alterations and repair any damage to the Premises or the Building caused by such removal. Notwithstanding the foregoing, Landlord hereby agrees that Tenant shall not be required to remove any Alterations existing on the Premises as of the Commencement Date. Anything in this Lease contained to the contrary notwithstanding, Tenant shall not be required to remove any Alterations performed by Tenant after the Commencement Date provided that such Alterations are of the kind typically made in connection with general office use.
     15. Covenant Against Liens. Tenant shall not have any right to subject the Landlord’s interest in the Property to any mechanics or construction lien or any other lien whatsoever. If any mechanic’s or construction lien or other lien, charge or order for payment of money shall be filed as a result of the act or omission of Tenant, Tenant shall cause such lien, charge or order to be discharged or appropriately bonded within thirty (30) days after notice from Landlord thereof, and

Tenant shall indemnify and save Landlord harmless from all liabilities and costs resulting therefrom.
     16. Indemnification. (a) Tenant shall indemnify and hold harmless Landlord and Landlord’s managing agent from and against all liability, claims or costs, including reasonable legal fees, arising from (i) any breach of this Lease by Tenant; (ii) any injury to person or damage to property occurring on or about the Premises not caused by Landlord’s gross negligence or willful misconduct; (iii) any injury to person or damage to property occurring on the Property resulting from any negligence or misconduct of Tenant or any of its employees or agents. Tenant shall defend Landlord against any such liability, claim or cost with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for reasonable legal fees and costs incurred by Landlord by employment of its own counsel. The obligation of Tenant under this Section 16 shall survive expiration or earlier termination of the Term .
          (b) Landlord shall indemnify and hold harmless Tenant from and against all liability, claims or costs, including reasonable legal fees, arising from (i) any breach of this Lease by Landlord; and (ii) any injury to person or damage to property occurring on or about the Premises caused by Landlord’s gross negligence or willful misconduct. Landlord shall defend Tenant against any such liability, claim or cost with counsel reasonably acceptable to Tenant or, at Tenant’s election, Landlord shall reimburse Tenant for reasonable legal fees and costs incurred by Tenant by employment of its own counsel. The obligation of Landlord under this Section 16 shall survive expiration or earlier termination of the Term.
     17. Landlord Not Liable. Landlord shall not be liable for any injury or damage to the person, business, equipment, merchandise or other property of Tenant or any of Tenant’s employees, invitees or customers or any other person on or about the Property, resulting from any cause whatsoever (other than Landlord’s gross negligence or willful misconduct), including, but not limited to: (i) fire, steam, electricity, water, gas or rain; (ii) leakage, obstruction or other defects of pipes, sprinklers, wires, plumbing, air conditioning, boilers or lighting fixtures; or (iii) any act or omission, negligent or otherwise, of any other tenant of the Property.
     18. Assignment and Subletting. (a) Except as otherwise provided in this paragraph, Tenant shall not assign or encumber Tenant’s interest in this Lease, or sublet any portion of the Premises, or grant concessions or licenses with respect to the Premises, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The sale of all or substantially all of the stock and/or assets of Tenant shall not be deemed to be an assignment requiring Landlord’s consent, provided that after such sale, Tenant shall have a net worth equal to that of Tenant on the date hereof. However, Tenant may assign this Lease or sublet the Premises, without Landlord’s consent (the “Permitted Assignment or Sublease”), to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant, provided such assignee shall assume all of Tenant’s obligations under this Lease, and such assignee or sublessee shall then have a net worth at least equal to that of Tenant on the date hereof.
          (b) If Tenant desires to assign this Lease or sublet all or any portion of the Premises, Tenant shall submit to Landlord a written request for Landlord’s approval thereof, setting forth the name, principal business address, and nature of business of the proposed assignee or sublessee; the financial, banking and other credit information relating to the proposed assignee or sublessee; and the details of the proposed assignment or subletting, including a copy of the proposed assignment or sublease instrument and plans for any Alterations required for the proposed assignee or sublessee. Tenant shall also furnish any other information reasonably requested by Landlord. Landlord shall have the option (i) to withhold its consent; (ii) to grant consent; or (iii) in the event of a proposed assignment of this Lease or sublease of a substantial portion of the Premises, to terminate this Lease as of the effective date of such proposed assignment or sublease. In the event of a proposed sublease of less than a substantial portion of the Premises, Landlord shall have the right to terminate this Lease with respect to the portion of the Premises to be sublet, and this Lease shall continue with respect to the remaining portion of the Premises. Landlord may enter into a direct lease with the proposed assignee or sublessee, if Landlord so elects. Landlord’s acceptance of rent from a proposed assignee or sublessee shall not be construed to constitute its consent to an attempted assignment or subletting. As used in this Section 18(b), a portion of the Premises shall be deemed “substantial” if such portion is 75% or more of (i) the 826 Space, or (ii) the 828 Space; or (iii) both the 826 Space and the 828 Space.
          (c) In the event of a permitted assignment or subletting, Tenant shall remit to Landlord as additional rent each month during the remainder of the Term any rent or other sums received by Tenant from its assignee or sublessee in excess of the Annual Rent and other charges paid by Tenant allocable to the Premises or portion thereof sublet, as the case may be.
          (d) No assignment or subletting hereunder, whether or not with Landlord’s consent, shall release Tenant from any obligations under this Lease, and Tenant shall continue to be primarily liable hereunder. If Tenant’s assignee or sublessee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing its remedies against the assignee or sublessee. Consent to one assignment or subletting shall not be deemed a consent to any subsequent assignment or subletting. Landlord may consent to subsequent assignments or modifications of this Lease or sublettings without notice to Tenant and Tenant shall not be relieved of liability under this Lease.
          (e) Tenant shall pay to Landlord within thirty (30) days of Landlord’s demand all costs, including reasonable legal fees, which Landlord shall incur in reviewing any proposed assignment or subletting.
          (f) Notwithstanding anything to the contrary contained herein, under no circumstances may Tenant assign this Lease or sublet all or any portion of the Premises to any then existing tenant of the Buildings, and under no circumstances shall Landlord be required to consent to any such assignment or subletting.
     19. Landlord’s Access. Landlord and its representatives may enter the Premises at all reasonable times by providing Tenant with 24 hours advance notice (or at any time without notice in the event of emergency) for the purpose of inspecting the Premises, or making any necessary repairs, or to show the Premises to prospective purchasers, investors, encumbrancers, tenants or other parties, or for any other purpose Landlord deems necessary. During the final six (6) months of the Term, Landlord may place customary “For Sale” or “For Lease” signs on the Premises. Landlord acknowledges that Tenant has special needs for its security and for the privacy of its patients and Landlord agrees that Landlord will use commercially reasonable efforts during Landlord’s access of the Premises to respect Tenant’s security needs and the privacy of its patients.
     20. Signs. Landlord and Tenant agree that the signs and tenant directory listings that are in place on the Commencement Date shall remain as and where installed. If, after the Commencement Date, Tenant wishes to change such signs. the design, size and location of such signs shall be subject to Landlord’s reasonable approval. Tenant shall remove its signs upon expiration or earlier termination of the Term, and shall repair any damage caused by installation or removal of its signs. If Landlord provides a tenant directory within the Buildings, Tenant shall be entitled to one listing in each Building’s tenant directory. The cost of such listing shall be paid by Tenant.
     21. Casualty. If a Building is damaged by fire or other casualty, and the damaged Building can be fully repaired within six (6) months after such casualty occurred, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible, subject to delays beyond Landlord’s control; provided, however, that if Landlord shall not have substantially completed restoration such that lawful possession may be restored to Tenant within nine (9) months next following the date the casualty occurred, then in that event, Tenant shall have the right to terminate this Lease upon written notice to Landlord; provided, however that Landlord shall have the right to avoid such termination by completing restoration and returning lawful possession to Tenant within ten (10) days next following receipt of Tenant’s notice. If the damaged Building cannot be fully repaired within six (6) months after the casualty occurred, Landlord or Tenant may elect to terminate this Lease by providing the other party with written notice thereof within forty-five (45) days after occurrence of such casualty. If neither Landlord nor Tenant terminate this Lease, Landlord shall repair the damage as soon as reasonably possible, in which event this Lease shall remain in full force and effect. In addition to the foregoing, if the damage to a Building occurs during the last one (1) year of the Lease Term, either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred. If this Lease is not terminated following a casualty, rent shall abate from the date of the occurrence in the proportion that the area of the portion of the Premises rendered unusable by such casualty bears to the entire area of the Premises. The abatement shall continue until the portion of the Premises which shall have been damaged shall be rebuilt or repaired. Tenant waives the protection of any law which grants a tenant the right to terminate a lease in the event of the substantial destruction of a leased property, and agrees that the provisions of this paragraph shall govern in the event of any substantial destruction of the Premises.
     Landlord agrees that if Landlord shall exercise its right to terminate this Lease in accordance with the foregoing provisions in any instance where one Building shall be damaged but the other shall remain tenantable, then the foregoing provisions notwithstanding, Tenant shall have at least one hundred and eighty (180) days within which to vacate the Buildings following Landlord’s notice of termination in accordance with the foregoing provisions.
     22. Condemnation. If all or any portion of the Premises or the Buildings shall be taken under the power of eminent domain (the “Condemnation”), this Lease shall terminate on the date on which title to the Premises or portion thereof shall vest in the condemning authority. If a portion of the Property shall be taken but the Premises shall not be affected, then Landlord may at its option terminate this Lease by written notice to Tenant and the Term shall expire on the date on which title is vested in the condemning authority. If the Parking Ratio is reduced as a result of a

Condemnation, then Tenant may at its option terminate this Lease by written notice to Landlord given within ten (10) days following the date Tenant receives notice of such Condemnation. If this Lease shall remain in effect following a Condemnation which does not affect the Premises, Tenant’s obligation to pay rent hereunder shall not be affected and Tenant shall not be entitled to any abatement or reduction of rent. Landlord shall be entitled to receive the entire award in any Condemnation proceeding relating to the Premises or Property, except that Tenant may assert a separate claim against the condemning authority to an award for its moving expenses, for fixtures, personal property installed by Tenant at its expense and for business damages. It is understood that Tenant may seek an award from the condemning authority and not against Landlord for the value of the unexpired Term of this Lease or any options granted under this Lease, provided such award does not diminish any award to Landlord.
     23. Surrender of Premises. (a) Upon termination of the Lease, subject to Section 14(b) hereinabove, Tenant shall surrender the Premises to Landlord, broom clean, and in the same condition that existed on the Commencement Date, except for ordinary wear and tear and damage by casualty. Tenant shall remove its machinery, equipment and Alterations (if such Alterations are required to be removed in accordance with the terms and provisions of Section 14(b) hereinabove), and repair any damages to the Premises caused by such removal. Tenant shall not remove any power wiring or power panels, lighting or lighting fixtures, wall coverings, blinds or other window coverings, carpets or other floor coverings, or heaters or air conditioners. Tenant, at Tenant’s option, may remove any Alterations from the Premises, whether such Alterations were made prior to or after the Commencement Date, provided that Tenant shall repair any damage caused by such removal. All property of Tenant remaining on the Premises after Tenant’s surrender of the Premises shall be deemed abandoned and at Landlord’s election may either be retained by Landlord or may be removed from the Premises at Tenant’s expense. Tenant shall deliver to Landlord all keys to the Premises.
          (b) If during the last sixty (60) days of the Term, Tenant shall have removed all or substantially all of Tenant’s property and all of its personnel from the Premises, Landlord may at any time thereafter enter, alter, renovate and redecorate the Premises without any reduction or abatement of the Tenant’s rent or incurring any liability for any compensation to Tenant or adverse effect on this Lease or Tenant’s obligations hereunder. If Landlord commences alterations, renovations or redecorations to the Premises, Tenant shall not thereafter occupy the Premises.
     24. Holdover. In the event Tenant remains in possession of the Premises after the expiration of the term of this Lease (the “Holdover Period”), in addition to any damages to which Landlord may be entitled or other remedies Landlord may have by law, Tenant shall pay to Landlord a rental for the Holdover Period at the rate of (i) 150% of the Annual Rent payable during the last lease year of the Term, plus (ii) all items of Additional Rent payable by Tenant during the last lease year of the Term. Nothing herein contained shall be deemed to give Tenant any right to remain in possession of the Premises after the expiration of the Term of this Lease.
     25. Events of Default; Remedies. (a) Tenant shall be in default upon the occurrence of one or more of the following events (an “Event of Default”):
               (1) Tenant fails to pay rent or any other sum of money required to be paid by Tenant hereunder within ten (10) days after written notice thereof to Tenant, provided that

Landlord shall not be obligated to provide Tenant with written notice of such failure to pay more than twice in any twelve (12) month period;
               (2) Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease or violates any covenant required to be observed by Tenant hereunder for a period of thirty (30) days after written notice thereof from Landlord (provided that if more than thirty (30) days are reasonably required to complete such performance, Tenant shall not be in default if Tenant promptly commences such performance and thereafter diligently pursues its completion);
               (3) Tenant abandons the Premises without paying rent (provided however, if the Premises remain vacant for more than sixty (60) days, notwithstanding that Tenant continues to pay rent then, at any time after the expiration of the said sixty (60) day period, Landlord shall have the right, by notice to Tenant to terminate this Lease upon a date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days from the date of such notice); or
               (4) Tenant makes an assignment for the benefit of creditors, or a petition for adjudication of bankruptcy or for reorganization is filed by or against Tenant and is not dismissed within thirty (30) days, or a receiver or trustee is appointed for a substantial part of Tenant’s property and such appointment is not vacated within thirty (30) days.
          (b) On the occurrence of an Event of Default beyond any applicable notice and cure period set forth herein, Landlord may, at any time thereafter, without notice or demand, and without limiting any other right or remedy Landlord may have:
               (1) Terminate this Lease and Tenant’s right to possession of the Premises by any lawful means, in which event Tenant shall immediately surrender possession of the Premises to Landlord. At its option, Landlord may occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining property, or otherwise prepared for reletting, and may relet the Premises or any part thereof for a term or terms to expire prior to, at the same time or subsequent to the original Expiration Date, and receive the rent therefor, applying the sums received first to the payment of such expenses as Landlord may have incurred in connection with the recovery of possession, preparing for reletting and the reletting itself, including brokerage and attorneys’ fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of Tenant under this Lease. Tenant agrees to pay to Landlord damages equal to the rent and other sums payable by Tenant under this Lease, reduced by the net proceeds of the reletting, if any, as ascertained from time to time. In reletting the Premises, Landlord may grant rent concessions, and Tenant shall not be entitled to any credit therefor. Tenant shall not be entitled to any surplus resulting from any reletting. Tenant expressly agrees that Landlord shall not be obligated to rerent the Premises or take any other action to mitigate its damages in the event Tenant is in default under this Lease. Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to mitigate its damages after an Event of Default has occurred. In so doing, however, Landlord shall not be required to undertake any actions inconsistent with its then current leasing practices, nor shall Landlord be obligated to lease the Premises prior to any other space or property which Landlord or its affiliates have available for rent or sale.

               (2) Permit Tenant to remain in possession of the Premises, in which event this Lease shall continue in effect. Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to receive the rent as it becomes due under this Lease.
               (3) Pursue any other remedy now or hereafter available under the laws of the jurisdiction in which the Premises is located.
          (c) The remedies available to Landlord herein specified are not intended to be exclusive and prevent Landlord from exercising any other remedy or means of redress to which Landlord may be lawfully entitled. In addition to other remedies provided in this Lease, Landlord shall be entitled to restraint by injunction of any violation or threatened violation by Tenant of any of the provisions of this Lease. Landlord’s exercise of any right or remedy shall not prevent Landlord from exercising any other right or remedy.
          (d) To the extent permitted by law, Tenant, for itself and any person claiming through or under Tenant, waives any equity or right of redemption provided by any law.
          (e) Tenant agrees to pay as Additional Rent all reasonable attorneys’ fees and other expenses incurred by Landlord in the enforcement of any of the obligations or agreements of Tenant under this Lease.
          (f) If this Lease shall terminate by reason of the occurrence of any default of Tenant or any contingency mentioned in this Section 25, Landlord shall at its option and election be entitled, notwithstanding any other provision of this Lease, or any present or future law, to recover from Tenant or Tenant’s estate (in lieu of all claims against Tenant relating to unpaid Annual Rent or additional rent), as damages for loss of the bargain and not as a penalty, a lump sum which at the time of such termination of this Lease equals the then present worth of the Annual Rent and all other charges payable by Tenant hereunder that were unpaid or would have accrued for the balance of the Term, less the fair and reasonable rental value of the Premises for the balance of such Term, such lump sum being discounted to the date of termination at the rate of six (6%) percent per annum, unless any statute or rule of law governing the proceeding in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages by reason of such breach and termination of this Lease, the maximum amount which may be allowed by or under any such statute or rule of law. If the Premises or any part thereof shall be re-let by the Landlord for a period including the unexpired Term of this Lease or any part thereof, before the presentation of proof of such liquidated damages to any court, commission, or tribunal, the amount of rent reserved on such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the Premises so re-let during the Term of the re-letting. Nothing herein contained shall limit or prejudice Landlord’s right to prove and obtain as liquidated damages arising out of such breach or termination the maximum amount to be allowed by or under any such statute or rule of law which may govern the proceedings in which such damages are to be proved whether or not such amount be greater, equal to, or less than the amount of the excess of the Annual Rent over the rental value referred to above.

          (g) IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT (A) THEY HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OF OCCUPANCY OF THE PREMISES OR CLAIM OF INJURY OR DAMAGE, AND (B) IN ANY ACTION BETWEEN LANDLORD AND TENANT, THE REASONABLE LEGAL FEES OF THE PREVAILING PARTY WILL BE PAID BY THE OTHER PARTY TO THE ACTION.
     26. Service Fee; Interest. (a) Tenant’s failure to pay Annual Rent, Additional Rent or make other payments required under this Lease promptly may cause Landlord to incur unanticipated costs, which are impractical to ascertain. Therefore, if Landlord does not receive any payment of Annual Rent, Additional Rent or other sums due from Tenant to Landlord within five (5) days after written notice to Tenant, Tenant shall pay Landlord a service fee equal to four (4%) percent of the overdue amount (the “Service Fee”).
          (b) Any amount owed by Tenant to Landlord which is not paid when due shall bear interest at the rate of eleven (11%) percent per annum (“Default Interest”) from the due date of such amount. The payment of Default Interest on such amounts shall not extend the due date of any amount owed. If the interest rate specified in this Lease shall exceed the rate permitted by law, the Default Interest shall be deemed to be the maximum legal interest rate permitted by law.
     27. Landlord’s Right to Cure Tenant’s Default. If Tenant fails to make any payment or perform any act on its part to be made or performed, then Landlord, without waiving or releasing Tenant from such obligation, may make such payment or perform such act on Tenant’s part, and the costs incurred by Landlord in connection with such payment or performance, together with any Service Fee and Default Interest thereon, shall be paid by Tenant to Landlord on demand as Additional Rent.
     28. Notice of Landlord’s Default. (a) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease. Landlord shall not be in default under this Lease unless Landlord fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. If more than thirty (30) days are required to cure such non-performance, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.
          (b) In the event of any act or omission by the Landlord which would give the Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until (i) it has given written notice of such act or omission to Landlord’s Mortgagee whose name and address shall have previously been furnished to Tenant, by delivering such notice to the address so furnished at the same time Tenant gives notice to Landlord pursuant to Section 28(a), and (ii) Landlord’s act or omission is not remedied by Landlord’s Mortgagee within the time frames set forth in Section 28(a).
     29. Landlord’s Liability Limited. There shall be no personal liability of the Landlord or any member, partner, stockholder, officer, director or other principal of Landlord in connection with this Lease. Tenant agrees to look solely to the interest of Landlord in the Property for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to this Lease or in any way relating to the Property. For purposes hereof, the “interest of Landlord in the Property” includes all rent received by Landlord and the net proceeds received by Landlord from the sale or other disposition of all or any part of Landlord’s title or interest in the Property or Buildings (but prior to the distribution of the same to any partners, members or shareholders of Landlord or any third party). No other assets of Landlord or any principal of Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.
     30. Subordination; Attornment. (a) This Lease is subject and subordinate to any ground lease or mortgage which may now or hereafter encumber the Property, and any renewals, modifications, consolidations, replacements or extensions of such ground lease or mortgage, provided, however, that with respect to any such ground lease or mortgage, such subordination shall be conditioned upon Landlord obtaining from the lessor under any such ground lease, or the holder of any such mortgage, as the case may be, a non-disturbance agreement providing that so long as Tenant is not in default under this Lease beyond any applicable notice and cure period, Tenant’s right to possession of the Premises shall not be disturbed by such lessor or holder. Within sixty (60) days from the date hereof, Landlord shall obtain from each existing Landlord’s Mortgagee a subordination, non-disturbance and attornment agreement (“SNDA”) which is acceptable to Landlord, Tenant and the Existing Landlord’s Mortgagee. If such SNDA is not received by Tenant within such sixty (60) day period, Tenant shall have the option to terminate this Lease by giving Landlord written notice thereof within ten (10) days of the expiration of such sixty (60) day period, time being of the essence, in which case the Prior Lease shall be reinstated in full force and effect as if such Prior Lease was not terminated and the parties shall have no further obligations hereunder. If Tenant fails to exercise the aforesaid option within such ten (10) day period, Tenant shall be deemed to have waived such option. If the SNDA is delivered to Tenant prior to the exercise of such option, such option shall be null and void and of no further force or effect.
          (b) If Landlord’s interest in the Property is acquired by any ground lessor, mortgagee, or purchaser at a foreclosure sale, Tenant shall attorn to the transferee of or successor to Landlord’s interest in the Property and recognize such transferee or successor as landlord under this Lease. Such transferee or successor shall not be liable for any act or omission of any prior landlord; or be subject to any offsets or defenses which Tenant might have against any prior landlord; or be bound by any rent which Tenant might have paid for more than the current month to any prior landlord; or be liable for any security deposit under this Lease unless actually transferred to such transferee or successor.
          (c) The foregoing provisions shall be self-operative with respect to any future mortgage and no further instrument or act on the part of Tenant shall be necessary to effect the same. Tenant shall nevertheless sign and deliver an SNDA on a reasonable form agreeable to Landlord, Tenant and Landlord’s Mortgagee, to evidence the subordination, non-disturbance, attornment agreement above provided within ten (10) days after Landlord’s request therefor. Tenant further agrees to execute and deliver within ten (10) days after Landlord’s request therefor, any other documents reasonably required by Landlord’s Mortgagee in connection with the financing or refinancing of the Property provided such other documents do not otherwise increase any of Tenant’s obligations hereunder or diminish any of Tenant’s rights hereunder.
     31. Tenant’s Estoppel. Upon Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) the Commencement Date; (ii) the date the Term expires; (iii) that this Lease is in full force and effect (if such is the case) and unmodified (or if modified, stating the modifications); (iv) the last date of payment of the Annual Rent, Additional Rent and other charges and the time period covered by each payment; (v) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the default); and (vi) such other matters as may be reasonably required by Landlord or any Landlord’s Mortgagee provided any such other matters do not otherwise increase Tenant’s obligations hereunder or diminish Tenant’s rights hereunder. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord’s request. Any such statement may be given to and relied upon by any prospective purchaser or encumbrancer of the Property.
     32. Quiet Enjoyment. (a) Landlord covenants that as long as no Event of Default exists, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the term provided by this Lease, subject to the provisions of this Lease, and to any mortgage or other agreement to which this Lease is subordinate.
          (b) Landlord reserves to itself such access and utility easements over, under and across the Premises as may be required by Landlord from time to time in connection with the ownership, use or operation of the Property and/or any other property of Landlord or any affiliated party of Landlord. No such easement shall materially interfere with Tenant’s use of the Premises or the Property.
     33. Security Deposit. Upon execution of this Lease, Landlord shall return to Tenant the security deposit in the amount of $55,000.00 currently being held by Landlord pursuant to the Prior Lease. During the Term of this Lease, in the event Tenant fails to pay any Annual Rent or Additional Rent within ten (10) days after written notice, and such failure to pay occurs more than twice in any twelve (12) month period, then Tenant shall, upon demand by Landlord, deposit with Landlord the sum of $293,144.00 as security for the performance by Tenant of its obligations under this Lease (the “Security Deposit”). Landlord shall have the right to use the Security Deposit to cure any default of Tenant hereunder, including, but not limited to, payment of Annual Rent, Additional Rent, Service Fees, Default Interest or other debts of Tenant due Landlord, or repair or replacement of damage to the Premises. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord’s demand therefor. Provided Tenant has fully complied with all of the terms of this Lease, Landlord shall return the Security Deposit to Tenant without interest within thirty (30) days after the surrender of the Premises by Tenant. Landlord may deliver the Security Deposit to the purchaser or other transferee of Landlord’s interest in the Property in the event the Property is sold or otherwise transferred, and after such delivery, Landlord shall be discharged from any further liability with respect to the Security Deposit. The aforesaid right to occupy the Premises without posting a security deposit is personal to the Tenant named herein and shall not apply to any assignee or subtenant of Tenant.

     34. Intentionally deleted.
     35. Notices. All notices in connection with this Lease, the Premises or the Property shall be in writing and shall be personally delivered, or delivered by courier service (e.g., Federal Express, Airborne) or sent by certified mail, return receipt requested, postage prepaid. Notices to Landlord shall be delivered to the address specified in Section 1(a). Notices to Tenant shall be delivered to the address specified in Section 1(b) until Tenant takes possession of the Premises; thereafter notices to Tenant shall be delivered to the Premises. All notices shall be effective upon delivery or attempted delivery in accordance with this provision. Either party may change its notice address upon written notice to the other party given in accordance with this provision.
     36. Force Majeure. If Landlord is unable to perform any of its obligations or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, due to events beyond Landlord’s control, the time provided to Landlord for performing such obligations shall be extended by a period of time equal to the duration of such events, and Tenant shall not be entitled to any claim against Landlord by reason thereof, and the obligation of Tenant to pay rent and perform all its other obligations under this Lease shall not be affected, impaired or excused thereby. Events beyond Landlord’s control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, casualty, labor or material shortages, government regulation or restriction and weather conditions. Landlord shall not be liable to Tenant nor shall Tenant be entitled to any abatement or reduction of rent, in the event of the suspension, interruption, failure or inadequacy of any of the services to be provided by Landlord pursuant to this Lease as a result of Force Majeure.
     37. Waivers; Modifications. The failure of either party to insist on strict performance of any provision of this Lease shall not be construed as a waiver of such provision in any other instance. All amendments to this Lease shall be in writing and signed by both parties.
     38. Interpretation. The captions in this Lease are intended to assist the parties in reading this Lease and are not a part of the provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the others.
     39. Applicable Law. The laws of the state in which the Property is located shall govern this Lease.
     40. Authority of Lease Signatories. If Tenant is a corporation, partnership or other entity, each person signing this Lease on behalf of Tenant represents that he has full authority to do so and that this Lease binds the corporation, partnership or other entity, as the case may be.
     41. Brokerage. Each party represents to the other that it did not deal with any real estate broker in connection with this Lease, other than the brokers named in Section 1(k). The commission of such brokers (if any) shall be paid by Landlord. Each party indemnifies and holds the other harmless from any claim for a commission or other fee made by any broker with whom the indemnifying party has dealt, other than the foregoing named brokers.

     42. Binding Effect. This Lease is binding upon any party who legally acquires any rights or interest in this Lease from Landlord or Tenant; provided, however, Landlord shall have no obligation to Tenant’s successor unless the interest of Tenant’s successor in this Lease is acquired in accordance with the provisions of this Lease. The term “Landlord” as used in this Lease means only the owner, or the mortgagee in possession, for the time being of the Property, so that in the event of any sale of the Property, the said Landlord shall be and hereby is entirely freed and relieved of any liability for performance of all covenants and obligations of Landlord set forth in this Lease for the period after such sale.
     43. Communications Equipment. Provided and on condition that Tenant has not assigned this Lease or sublet all or any portion of the Premises, except to an affiliated entity in accordance with Section 18(a), Tenant may erect on the roof of the Buildings, at Tenant’s sole cost and expense, communications equipment (the “Communications Equipment”) subject to the terms and conditions set forth in Section 14 of this Lease and subject further to the terms and conditions set forth hereinafter. Prior to installing the Communications Equipment, Tenant shall provide Landlord with plans and specifications therefor, as well as structural calculations and such other information pertaining to the Communications Equipment as Landlord may reasonably require. Landlord’s prior consent to such plans and specifications, as well as the location, manner of installation and control of the Communications Equipment shall be required. Tenant shall, within thirty (30) days of being billed therefor by Landlord, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review of the foregoing. Tenant shall obtain, at its sole cost and expense, all governmental permits and approvals required for the installation and use of the Communications Equipment. Tenant shall install the Communications Equipment in a good and workmanlike manner using a roofing contractor designated by Landlord. Once installed, the Communications Equipment shall be deemed to be a part of the Premises and all references in this Lease to the Premises shall include said Communications Equipment. Tenant shall be solely responsible, at its sole cost and expense, for the maintenance and repair of the Communications Equipment, and shall indemnify and hold harmless Landlord from and against all liability, claims or costs, including reasonable legal fees, arising from the installation and/or use of the Communications Equipment. Tenant shall also be responsible for the repair of any damage to the Buildings or the roof caused by the installation and/or use of the Communications Equipment and Tenant shall assume full responsibility for the cost of repair and/or use of the Communications Equipment. Tenant agrees that in the event that any repair or replacement of the roof is required, Tenant will use the roofing contractor designated by Landlord. Under no circumstances shall Landlord be liable for any damage to or vandalism of the Communications Equipment. In addition, Landlord shall in no event be responsible if, for any reason whatsoever, the Communications Equipment does not perform to the expectations of Tenant. In using the Communications Equipment, Tenant agrees: (i) not to materially disrupt, adversely affect or interfere with any other tenant’s or other occupant’s use and enjoyment of its leased premises or any other part of the Property, and (ii) not to disrupt, adversely affect or interfere with any other providers of telecommunications services to the Buildings and/or the Property. Tenant agrees not to grant any third parties the right to utilize in any manner, or otherwise benefit from, the Communications Equipment. Tenant further agrees that Landlord may install and operate, and may permit the installation and operation by others of, additional communications equipment on the Buildings. Upon the expiration or earlier termination of this Lease, Tenant shall remove the Communications Equipment from the Buildings and shall repair any damage caused by such removal. Tenant’s failure to timely comply with the immediately preceding sentence shall constitute a holding over of the Premises by Tenant until such time as the Communications Equipment is removed and any damage caused by such removal is repaired by Tenant. In addition, if on or before the Expiration Date, Tenant fails to both remove the Communications Equipment and repair any damage caused thereby, then, Landlord may, at Tenant’s sole cost and expense, remove the Communications Equipment without compensation to Tenant, discard it without liability to Landlord, and restore any damage caused by the removal of the Communications Equipment at Tenant’s expense. The aforesaid right to install the Communications Equipment is personal to the Tenant named herein and shall not apply to any assignee or subtenant of Tenant.
     44. Flag Pole. Provided and on condition that Tenant has not assigned this Lease or sublet all or any portion of the Premises, Tenant may erect a flag pole at the property, at Tenant’s sole cost and expense (the “Flag Pole”), subject to the terms and conditions set forth in Section 14 of this Lease and subject further to the terms and conditions set forth hereinafter. Prior to installing the Flag Pole, Tenant shall provide Landlord with plans and specifications therefor, as well as such other information pertaining to the Flag Pole as Landlord may reasonably require. Landlord’s prior consent to such plans and specifications, as well as the location, manner of installation and control of the Flag Pole shall be required. Tenant shall, within thirty (30) days of being billed therefor by Landlord, reimburse Landlord for all reasonable expenses incurred by Landlord in connection with its review of the foregoing. Tenant shall obtain, at its sole cost and expense, all governmental permits and approvals required for the installation and use of the Flag Pole. Tenant shall install the Flag Pole in a good and workmanlike manner using a contractor reasonably approved by Landlord. Once installed, the Flag Pole shall be deemed to be a part of the Premises and all references in this Lease to the Premises shall include said Flag Pole. Tenant shall be solely responsible, at its sole cost and expense, for the maintenance and repair of the Flag Pole and for grounds maintenance immediately surrounding the Flag Pole, and shall indemnify and hold harmless Landlord from and against all liability, claims or costs, including reasonable legal fees, arising from the installation and/or use of the Flag Pole. Tenant shall assume full responsibility for the cost of repair and/or use of the Flag Pole. Under no circumstances shall Landlord be liable for any damage to or vandalism of the Flag Pole. In using the Flag Pole, Tenant agrees not to materially disrupt, adversely affect or interfere with any other tenant’s or other occupant’s use and enjoyment of its leased premises or any other part of the Property. Tenant agrees not to grant any third parties the right to utilize in any manner, or otherwise benefit from, the Flag Pole. Upon the expiration or earlier termination of this Lease, Tenant shall remove the Flag Pole from the Property and shall repair any damage caused by such removal. Tenant’s failure to timely comply with the immediately preceding sentence shall constitute a holding over of the Premises by Tenant until such time as the Flag Pole is removed and any damage caused by such removal is repaired by Tenant. In addition, if on or before the Expiration Date, Tenant fails to both remove the Flag Pole and repair any damage caused thereby, then, Landlord may, at Tenant’s sole cost and expense, remove the Flag Pole without compensation to Tenant, discard it without liability to Landlord, and restore any damage caused by the removal of the Flag Pole at Tenant’s expense. The aforesaid right to install the Flag Pole is personal to the Tenant named herein and shall not apply to any assignee or subtenant of Tenant.
     45. Right of First Notification. In the event that at any time during the Term, any space in the 828 Building shall become available for lease (the “Available Space”), then provided that Tenant is in possession of the Premises and not in default under this Lease after any applicable notice and cure period, and provided further that Tenant’s financial condition and creditworthiness are reasonably satisfactory to Landlord, Landlord shall notify Tenant of the availability of the

Available Space and the terms upon which Landlord proposes the same to be leased as reasonably determined by Landlord. Subject to prior rights granted to any other tenants or other parties to lease the Available Space, Tenant shall have a period of ten (10) business days from the date of delivery of such notice within which to notify Landlord of its election to lease the Available Space on the same terms and conditions as set forth in Landlord’s notice to Tenant. In the event Tenant does not so notify Landlord of its election to lease the Available Space within the aforesaid ten (10) business day period, time being of the essence, Landlord shall be free to lease the Available Space to any party as Landlord may elect upon such terms as Landlord and any proposed tenant of the Available Space may agree upon. In the event Tenant elects to lease the Available Space as aforesaid, the Available Space shall thereafter be deemed part of the Premises, and Tenant shall thereafter pay Annual Rent and additional rent for such space and otherwise comply with the other provisions of this Lease which shall thereafter be applicable to the Available Space. In the event Tenant elects to lease the Available Space as aforesaid, a lease amendment consistent with the above shall be prepared and such lease amendment shall be executed by Tenant within ten (10) business days of receipt thereof or Tenant’s right to lease the Available Space shall, at Landlord’s option, be rendered null and void. If Tenant does not exercise its right to lease the Available Space in accordance with this provision, Landlord shall not be required to offer the Available Space to Tenant again. The aforesaid right of first notification is personal to the Tenant named herein and shall not apply to any assignee or subtenant of Tenant.
     46. Miscellaneous. (a) Landlord reserves the right to decrease or increase the size of either Building, and to build additional buildings or improvements on the Property, in which event Tenant’s Share referred to in Section 1(h) shall be appropriately adjusted.
          (b) Landlord shall have the right, outside of the Premises, without incurring any liability to Tenant or affecting this Lease, to change the arrangement and location of public entrances, passageways, doors, corridors, elevators, stairs, toilets and other public parts of the Property, provided there shall be no material interference with Tenant’s use of or access to the Premises.
          (c) The submission of this Lease to Tenant shall not be deemed to be an offer and shall not bind either party until duly executed by Landlord and Tenant.
          (d) Neither Landlord nor Tenant shall be liable for consequential, special, indirect or punitive damages arising from, under or in connection with this Lease.
          (e) This Lease may be executed in counterparts, and when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.
          (f) A determination by a court of competent jurisdiction that any provision of this Lease or part thereof is illegal or unenforceable shall not invalidate the remainder of this Lease or such provision, which shall continue to be in effect.
          (g) Tenant shall not record this Lease or a memorandum hereof.
          (h) Tenant shall observe the rules and regulations set forth in the Rules and Regulations Rider attached hereto, and such other reasonable rules and regulations as Landlord may from time to time adopt, on written notice to Tenant, provided such additional rules and regulations do not materially impair Tenant’s rights or increase Tenant’s obligations, under this Lease. Landlord shall not be obligated to enforce the rules and regulations against any tenant, and Landlord shall not be liable for violation of same by any tenant, or any of its employees or invitees. However, Landlord agrees to enforce the rules and regulations in a non-discriminatory manner. In the event of a conflict between the Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall govern and control.
          (i) Landlord hereby acknowledges and agrees that Landlord has no right to relocate Tenant.
     47. Mortgagee Consent. Anything contained in this Lease to the contrary notwithstanding, and expressly without limitation of Tenant’s rights under Section 30 above, this Lease may be terminated by Landlord or by Tenant, without further liability, upon notice in writing to the other, if Landlord shall not have confirmed in writing to Tenant on or before 5 p.m., on December 12, 2008, that Landlord’s first mortgagee has approved this Lease, and in the event of such termination, the Prior Lease shall be automatically (and expressly without the requirement of a further instrument in writing) reinstated in full force and effect as if such Prior Lease was not terminated; provided, however, that such right of termination under this Section 47 shall lapse and not be exercisable after December 19, 2008. In the event of any termination of this Lease pursuant to this Section 47, the parties agree that Tenant has not waived, and has expressly preserved, any right to extend the term of the Prior Lease beyond its scheduled expiration date as provided in the Prior Lease. Landlord agrees to use its diligent efforts to secure the timely approval of its first mortgagee.
          THE RIDERS ENUMERATED IN SECTION 1(l) ABOVE ARE ATTACHED HERETO AND MADE A PART OF THIS LEASE AS FULLY AS IF SET FORTH HEREIN AT LENGTH. The terms used in the Riders have the same meanings set forth in this Lease. The provisions of a Rider shall prevail over any provisions of this lease which are inconsistent or conflict with the provisions of such Rider.

          IN WITNESS WHEREOF, the parties hereby have duly executed this Lease as of the date first above set forth.

WITNESS:			LANDLORD: 826 NEWTOWN ASSOCIATES, L.P. By: 826 Newtown Realty Corp., General Partner

By:	/s/ Lee S. Goldmeier		By:	/s/ Daniel Cohen

	Name: Title:	Lee S. Goldmeier VP/Secretary		Name: Title:	Daniel Cohen President

ATTEST:			TENANT: BIO-IMAGING TECHNOLOGIES, INC.

By:	/s/ Ted I. Kaminer		By:	/s/ Mark L. Weinstein

	Name: Title:	Ted Kaminer Chief Financial Officer Senior Vice-President		Name: Title:	Mark Weinstein Chief Executive Officer President

FLOOR PLAN RIDER

Date of Lease:	As of December 1, 2008

Landlord:	826 NEWTOWN ASSOCIATES, L.P.

Tenant:	BIO-IMAGING TECHNOLOGIES, INC.

Premises:	826 and 828 Newtown-Yardley Road, Newtown, Pennsylvania

Initials:
DC
Landlord
TK/MW
Tenant

ANNUAL RENT RIDER

Date of Lease:	As of December 1, 2008

Landlord:	826 NEWTOWN ASSOCIATES, L.P.

Tenant:	BIO-IMAGING TECHNOLOGIES, INC.

Premises:	826 and 828 Newtown-Yardley Road, Newtown, Pennsylvania
          The Annual Rent payable by Tenant to Landlord during the Term shall be in the amounts and for the lease years and payable in the monthly installments as follows:

Lease Year	PSF	Monthly Installment	Annual Amount
1	$19.50	$ 95,356.63	$1,144,279.50
2	$20.00	$ 97,801.67	$1,173,620.00
3	$20.50	$100,246.71	$1,202,960.50
4	$21.00	$102,691.75	$1,232,301.00
5	$21.50	$105,136.79	$1,261,641.50
6	$22.00	$107,581.83	$1,290,982.00
7	$22.50	$110,026.88	$1,320,322.50
8	$23.00	$112,471.92	$1,349,663.00
9	$23.50	$114,916.96	$1,379,003.50
10	$24.00	$117,362.00	$1,408,344.00

Initials:
DC
Landlord
TK/MW
Tenant

RULES AND REGULATIONS RIDER

Date of Lease:	As of December 1, 2008

Landlord:	826 NEWTOWN ASSOCIATES, L.P.

Tenant:	BIO-IMAGING TECHNOLOGIES, INC.

Premises:	826 and 828 Newtown-Yardley Road, Newtown, Pennsylvania
          Landlord hereby promulgates the following Rules and Regulations with respect to the Property:
          1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Buildings shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress.
          2. WINDOWS: No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Buildings other than the Premises. No article shall be thrown out of the doors or windows of the Premises.
          3. PROJECTIONS FROM BUILDING: No awnings, air conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Buildings or otherwise affixed so as to project from the Buildings, without prior written consent of Landlord.
          4. SIGNS: No sign, advertisement, notice or lettering (however worthy the cause might be) shall be affixed by Tenant to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Landlord. However, Tenant shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Landlord’s approval. Tenant shall not have the right to have additional names placed on the Buildings directory without Landlord’s prior written consent.
          5. FLOOR COVERING: Tenant shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.
          6. INTERFERENCE WITH OCCUPANTS OF BUILDINGS: Tenant shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not intentionally interfere with other tenants or those having business with them. Tenant will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

          7. LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Tenant without Landlord’s consent. If Tenant installs any additional locks or changes the locks on any of the entrance doors or interior doors of the Premises, Tenant shall provide to Landlord duplicate keys to such locks. All lock cylinders in doors into the Premises shall work with Landlord s master keying system. Tenant shall, on the termination of Tenant’s tenancy, deliver to Landlord all keys to any space within the Buildings either furnished to or otherwise procured by Tenant, and in the event of the loss of any keys furnished, Tenant shall pay to Landlord the cost thereof. Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Tenant from installing a burglar alarm within the Premises, provided: (1) Tenant obtains Landlord’s consent which will not be unreasonably withheld or delayed; (2) Tenant supplies Landlord with copies of the plans and specifications of the system; (3) such installation shall not damage the Buildings; and (4) all costs of installation shall be borne solely by Tenant.
          8. CONTRACTORS: No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Tenant, nor shall any machine of any kind be installed in the Buildings without the prior written consent of the Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.
          9. PROHIBITED ON PREMISES: Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business, permit the Premises to be used for gambling, make any unusual noises in the Buildings, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Tenant shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Buildings and/or at the Property are prohibited and Tenant shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.
          10. PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amps of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as reasonably directed by Landlord, and no stringing or cutting of wires will be allowed, except by prior written consent of Landlord, and shall be done by contractors approved by Landlord.

          11. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Landlord may from time to time reasonably determine and only after advance notice to the superintendent of the Buildings. The persons employed by Tenant for such work must be reasonably acceptable to the Landlord. Tenant may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Tenant pays additional costs, if any, incurred by Landlord for elevator operators or security guards, and for any other expenses occasioned by such activity of Tenant. If, at least three (3) days prior to such activity, Landlord requests that Tenant deposit with Landlord, as security of Tenant’s obligations to pay such additional costs, a sum of which Landlord reasonably estimates to be the amount of such additional cost, the Tenant shall deposit such sum with Landlord as security of such cost. There shall not be used in the Buildings or Premises, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Buildings.
          12. SAFES AND OTHER HEAVY EQUIPMENT: Landlord reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.
          13. ADVERTISING: Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s reasonable opinion tends to impair the reputation of the Buildings or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.
          14. NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Landlord shall not be responsible to Tenant for non-observance or violation of any of these rules and regulations by any other tenant.
          15. AFTER HOURS USE: Landlord reserves the right to exclude from the Buildings between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Buildings signed by the Tenant. Each Tenant shall be responsible for all persons for whom such a pass is issued and shall be liable to the Landlord for the acts of such persons. Tenant shall be solely responsible for controlling access cards issued to Tenant for use by employees. There will be a charge for reprogramming, issuing and canceling access cards. Such cost shall be determined by the contract security firm providing security services at the Property.
          16. PARKING: Subject to Section 10(c) of the Lease, Tenant and its employees shall park their cars only in those portions of the parking area designated by Landlord.
          17. RESERVATION OF RIGHTS: Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Buildings:

          a. the exclusive right to the use of the name of the Buildings for all purposes, except that Tenant may use the name as its business address and for no other purposes; and
          b. the right to change the name or address of the Buildings, without incurring any liability to Tenant for doing so, provided that Landlord shall not name the Building for a competitor of Tenant; and
          c. the right to install and maintain a sign on the exterior of the Buildings; and
          d. the exclusive right to use or dispose of the use of the roof of the Buildings; and
          e. the right to limit the space on the directory of the 828 Building to be allotted to Tenant; and
          f. the right to grant to anyone the right to conduct any particular business or undertaking in the Buildings.
          18. HEALTH AND SAFETY: Tenant shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Law in connection with the Tenant’s use and occupancy of the Premises.
          19. HAZARDOUS MATERIALS: Tenant shall not store, introduce or otherwise permit any material known to be hazardous within the Premises. Any material within the Premises which is determined to be hazardous shall be removed and properly disposed of by the Tenant at the Tenant’s sole expense in compliance with all applicable laws.
          20. SMOKING. No smoking is permitted in any part of the Buildings. Smoking is also prohibited in the front entranceway area.
          21. NONDISCRIMINATION. Landlord shall apply these rules and regulations to Tenant in a non-discriminatory manner.
          22. ACKNOWLEDGMENT. To the best of Landlord’s knowledge, Landlord acknowledges that Tenant has not violated any of the Rules and Regulations herein as of the date hereof.

Initials:
DC
Landlord
TK/MW
Tenant

EXTENSION OPTIONS RIDER

Date of Lease:	As of December 1, 2008

Landlord:	826 NEWTOWN ASSOCIATES, L.P.

Tenant:	BIO-IMAGING TECHNOLOGIES, INC.

Premises:	826 and 828 Newtown-Yardley Road, Newtown, Pennsylvania
     1. Grant of Options. Subject to the provisions of Section 3 of this Rider, Landlord hereby grants to Tenant two (2) options (each such option is referred to as the “Option”) to extend the Term following the expiration of the original term hereof (the “Initial Term”) for additional terms of five (5) years each (each such additional term is hereinafter referred to as the “Extension Term”).
     2. Exercise of Options. Each Option shall be exercised only by written notice (the “Extension Notice”) delivered to Landlord in accordance with Section 35 of the Lease at least twelve (12) months before the expiration of the Initial Term or the expiration of the current Extension Term, as the case may be. Time shall be of the essence with respect to delivery of the Extension Notice and if Tenant fails to deliver any Extension Notice within the specified time period, the Option related thereto and succeeding Options (if any) shall lapse, and Tenant shall have no further right to extend the Term.
     3. Conditions Precedent to Options. Each Option shall be exercisable by Tenant and the Lease shall continue for the Extension Term provided all of the following conditions are satisfied:
     (a) At the time Landlord receives the Extension Notice and at the commencement of the Extension Term related thereto, Tenant shall not be in default under any of the provisions of the Lease after any applicable notice and cure period.
     (b) At the time Landlord receives the Extension Notice and at the commencement of the Extension Term related thereto, the Tenant named in Section 1(b) of the Lease shall not have assigned the Lease (other than to an assignee pursuant to a Permitted Assignment or Sublease) or sublet more than twenty (20%) percent of the Premises to one or more subtenants then in possession.
     (c) With respect to any Option for an Extension Term following the first Extension Term, Tenant shall have theretofore timely exercised all prior Options.
     4. Extension Term Provisions. Each Extension Term shall be on all of the same terms and conditions set forth in the Lease and applicable to the Initial Term, except Tenant shall have no further option to extend the Term following the second Extension Term, and the Annual

Rent payable by Tenant for each Extension Term shall be equal to 95% of the “Fair Market Rental Value” of the Premises for and during each Extension Term determined as follows:
     Within ten (10) days after receipt by Landlord of Tenant’s notice exercising Tenant’s Option to renew the term of the Lease for the Extension Term, Landlord shall notify Tenant of Landlord’s determination of the Fair Market Rental Value of the Premises for the Extension Term. Said Fair Market Rental Value may be different for each lease year during said Extension Term and may be different for the 826 Space and the 828 Space. Within ten (10) days after receipt of Landlord’s notice, time being of the essence with respect thereto, Tenant shall advise Landlord that (a) it accepts Landlord’s determination of the Fair Market Rental Value of the Premises, or (b) it rejects Landlord’s determination of the Fair Market Rental Value of the Premises. If Tenant fails to advise Landlord within said ten (10) day period, Tenant shall be deemed to have rejected the Fair Market Rental Value determined by Landlord on the tenth day (the “Deemed Rejected Date”). If Tenant rejects or is deemed to have rejected Landlord’s determination of the Fair Market Rental Value of the Premises, Tenant shall, at its cost and expense, engage the services of an independent real estate appraiser, having an MAI designation, with knowledge and experience of rental values of similar properties in the area to perform an appraisal to determine the Fair Market Rental Value of the Premises for the Extension Term. Such appraiser shall render his or her appraisal report to Landlord and Tenant not later than thirty (30) days after the date of Tenant’s notice to Landlord rejecting Landlord’s determination of the Fair Market Rental Value of the Premises or after the Deemed Rejected Date, as the case may be. If such appraiser shall fail to render such report within such thirty (30) day period (time being of the essence), Tenant’s rejection of Landlord’s determination of the Fair Market Rental Value of the Premises shall conclusively be deemed to have been waived and the rental for the Extension Term shall be as originally determined by Landlord. If the appraiser shall render his or her report within such thirty (30) day period and the Fair Market Rental Value so determined shall not be acceptable to Landlord, Landlord shall have the right, at its cost and expense, to engage the services of an appraiser, having similar qualifications as those set forth above, to determine the Fair Market Rental Value of the Premises for the Extension Term. In the event that Landlord’s appraiser shall determine a Fair Market Rental Value which shall not differ by more than ten (10%) percent from the Fair Market Rental Value determined by Tenant’s appraiser, the Fair Market Rental Value of the Premises shall be deemed to be the average of the Fair Market Rental Value determinations made by Landlord’s appraiser and Tenant’s appraiser. If Landlord’s appraiser shall determine a Fair Market Rental Value which shall differ more than ten (10%) percent from the Fair Market Rental Value determined by Tenant’s appraiser, then the two appraisers shall select a third appraiser, having similar qualifications as those set forth above, and Landlord and Tenant shall engage the services of such third appraiser to perform an appraisal to determine the Fair Market Rental Value of the Premises, with Landlord and Tenant each to pay one-half of the cost of such third appraiser. The appraiser for Landlord and the appraiser for Tenant shall select such third appraiser within ten (10) days after Landlord notifies Tenant that such third appraiser is required. Such third appraiser shall be instructed to render an appraisal report to Landlord and Tenant not later than thirty days (30) after the date of his or her engagement. The Fair Market Rental Value of the Premises for the Extension Term shall be the Fair Market Rental Value determination of the appraiser selected by Landlord or Tenant whose determination is closer to the determination of the third appraiser. The Fair Market Rental Value of the Premises, as agreed upon by the parties or as determined as hereinabove provided, shall be final and binding upon both Landlord and Tenant. Notwithstanding anything to the contrary herein, in no event, shall the Annual Rent for any lease year during the Extension Term be less than the Annual Rent for the immediately preceding lease year.

Initials:
DC
Landlord
TK/MW
Tenant

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